HAWKINS, DELAFIELD & WOOD
                         67 Wall Street, New York 10005


                                          March 10, 2000


First Investors Management Company, Inc.
95 Wall Street
New York, New York  10005-4297

                Re: First Investors New York Insured Tax Free Fund
                    ----------------------------------------------

Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 25 to the Registration Statement on Form N- 1A of First Investors New York Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                          Very truly yours,

                                          /s/ Hawkins, Delafield & Wood
                                          Hawkins, Delafield & Wood